EXHIBIT 10.B

[EXECUTION COPY]

SECOND TIER
RECEIVABLES SALE AGREEMENT

dated as of November 3, 2006

between

CIG FINANCE COMPANY, L.L.C.,
as Seller

and

CIG FUNDING COMPANY, L.L.C.,
as Buyer

COLORADO INTERSTATE GAS COMPANY

SECOND TIER
RECEIVABLES SALE AGREEMENT

THIS SECOND TIER RECEIVABLES SALE AGREEMENT, dated as of November 3, 2006, is by and between CIG FINANCE COMPANY, L.L.C., a Delaware limited liability (“Finance LLC”), and CIG FUNDING COMPANY, L.L.C., a Delaware limited liability company (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in, or as otherwise provided in, Exhibit I.

PRELIMINARY STATEMENTS

Finance LLC is party to that certain First Tier Receivables Purchase Agreement dated as of November 3, 2006 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “First Tier Sale Agreement”) between Colorado Interstate Gas Company, a Delaware corporation (“Originator”), and Finance LLC, pursuant to which Originator will sell and assign to Finance LLC, and Finance LLC will purchase from Originator, all of Originator’s right, title and interest in and to Receivables, together with the Related Security and Collections with respect thereto. Finance LLC wishes to sell and assign to Buyer, and Buyer wishes to purchase from Finance LLC, immediately following the purchase of Receivables from Originator, all of Finance LLC’s right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto. Finance LLC and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Finance LLC to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Finance LLC and Buyer do not intend these transactions to be, or for any purpose (other than the Intended Characterization) to be characterized as, loans from Buyer to Finance LLC. Immediately following the purchase of Receivables from Finance LLC, Buyer will (i) issue undivided interests (intended to constitute senior beneficial interests) in such Receivables and the associated Related Security and Collections (the “Investor Interests”) pursuant to that certain Receivables Purchase Agreement dated as of November 3, 2006 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, Colorado Interstate Gas Company, as Servicer, the “Investors” and “Managing Agents” from time to time party thereto and BNP Paribas, New York Branch, as Program Agent (in such capacity, and including any successor agent appointed pursuant to the terms of the Purchase Agreement, the “Program Agent”), and (ii) issue an undivided interest (intended to constitute a junior beneficial interest) in such Receivables and the associated Related Security and Collections (the “Junior Interest”) to Finance LLC.

ARTICLE I

AMOUNTS AND TERMS

Section 1.1.  Purchase of Receivables.

(a)  Upon the terms and subject to the conditions hereof, Buyer hereby agrees to purchase, and Finance LLC hereby agrees to sell, all of Finance LLC’s right, title and interest in and to all of its Receivables (each such transaction, a “Purchase”). On the date of Finance LLC’s initial purchase of Receivables from Originator pursuant to the First Tier Sale Agreement (the “Initial Purchase Date”), Buyer shall purchase, and Finance LLC shall sell, transfer and convey, all of Finance LLC’s right, title and interest in and to all Receivables then outstanding, together with all Related Security relating thereto and all Collections thereof. On each Business Day thereafter until the Termination Date, Buyer shall purchase, and Finance LLC shall sell, transfer and convey, all of Finance LLC’s right, title and interest in and to all Receivables which were not previously purchased by Buyer hereunder, together in each case with all Related Security relating thereto and all Collections thereof. Prior to making the initial Purchase hereunder, Buyer may request of Finance LLC, and Finance LLC shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

(b)  It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a “sale of accounts” (as such term is used in Article 9 of the UCC), which sales are absolute and irrevocable and shall provide Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits, Repurchase Prices and Special Adjustment Credits owed pursuant to Section 1.3, each sale of Receivables hereunder is made without recourse to Finance LLC; provided that (i) Finance LLC shall be liable to Buyer for all representations, warranties and covenants made by Finance LLC pursuant to the terms of the Transaction Documents to which Finance LLC is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Finance LLC or any other Person arising in connection with the Receivables, the related Contracts, the Related Security or any other obligations of Finance LLC. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured thereby, Finance LLC agrees, on or prior to the Initial Purchase Date and in accordance with Section 4.1(f)(ii), to mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Program Agent (as Buyer’s assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that the Receivables have been sold to Buyer. Upon the request of Buyer or the Program Agent (as Buyer’s assignee), Finance LLC will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Program Agent (as Buyer’s assignee) may reasonably request.

Section 1.2.  Payment for the Purchases.

(a)  The Purchase Price for each Purchase of Receivables on the Initial Purchase Date in existence on the Initial Purchase Date shall be payable in full by Buyer to Finance LLC on such date, and shall be paid to Finance LLC in the following manner:

(i)  by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent issue of Investor Interests under the Purchase Agreement (including Reinvestments thereunder) after the payment of its operating costs and any amounts payable under the Purchase Agreement; and

(ii)  the balance, by issuing the Junior Interest to Seller.

The Purchase Price for each Receivable purchased by Finance LLC pursuant to the First Tier Sale Agreement after the Initial Purchase Date shall be due and owing in full by Buyer to Finance LLC or its designee on the date each such Receivable is purchased by Finance LLC (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Finance LLC to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Finance LLC in the manner provided in the following paragraphs (b) and (c).

(b)  With respect to any Receivables purchased by Finance LLC pursuant to the First Tier Sale Agreement, Buyer shall pay the Purchase Price therefor in the following manner:

(i)  first, by delivery of immediately available funds on the Business Day on which purchase occurs to the extent of funds available to Buyer from its subsequent issue of Investor Interests under the Purchase Agreement (including Reinvestments thereunder) or other cash on hand;

(ii)  second, on a deferred basis in the manner provided in the following paragraph (c); and

(iii)  third, unless Buyer has declared the Termination Date to have occurred pursuant to Section 5.2, by an increase in the amount of the Junior Interest equal to the remaining unpaid balance of such Purchase Price.

(c)  Although the Purchase Price for each Receivable purchased by Buyer pursuant to this Agreement after the Initial Purchase Date shall be due and payable in full by Buyer to Finance LLC on the date such Receivable was so purchased, settlement of the cash portion of the Purchase Price between Buyer and Finance LLC for purchases occurring during any Monthly Period shall be deferred, to the extent Buyer does not have funds available from its subsequent issue of Investor Interests under the Purchase Agreement (including Reinvestments thereunder) or other cash on hand on such Business Day and settled, with respect to all Receivables purchased by Buyer during such Monthly Period, on each subsequent Business Day on or prior to the next following Monthly Settlement Date to the extent of funds available to Buyer on such Business Day from subsequent issue of Investor Interests under the Purchase Agreement (including Reinvestments thereunder) or other cash on hand. Although settlement of the cash portion of the Purchase Price for Receivables shall be effected on a deferred basis as provided herein, any increase in the Junior Interest pursuant to clause (iii) of Section 1.2(b) in connection with the purchase thereof by Buyer shall be deemed to have occurred and shall be effective as of the Business Day on which such purchase occurred.

(d)  From and after the Termination Date, Finance LLC shall not be obligated to (but may, at Finance LLC’s option) sell Receivables to Buyer on the terms of this Agreement.

Section 1.3.  Purchase Price Credit and other Adjustments.

(a)  If on any day:

(i)  the Net Outstanding Balance of a Receivable (other than the portion thereof constituting an Additional Amount) is:

(A) reduced as a result of any defective or rejected goods or services, any discount or any adjustment (including as a result of billing errors or rate adjustments) or otherwise by Originator or Finance LLC (other than cash Collections on account of the Receivables), or

(B) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(ii)  any of the representations and warranties set forth in Article II of the First Tier Sale Agreement are no longer true with respect to any Receivable (unless such untrue representation or warranty affects only any portion thereof constituting an Additional Amount), then, in such event, (i) unless Originator elects to repurchase such Receivable from Finance LLC pursuant to clause (y) of Section 1.3(a) of the First Tier Sale Agreement, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) equal to the amount of the Purchase Price Credit (as defined in the First Tier Sale Agreement) to which Finance LLC is entitled to receive with respect to such Receivable pursuant to Section 1.3(a) of the First Tier Sale Agreement, or (ii) if Originator elects to repurchase such Receivable from Finance LLC pursuant to clause (y) of Section 1.3(a) of the First Tier Sale Agreement, Finance LLC shall repurchase such Receivable from Buyer, without recourse, representation or warranty, for a repurchase price (each, a “Repurchase Price”) equal to the Repurchase Price (as defined in the First Tier Sale Agreement) to which Finance LLC is entitled to receive with respect to such Receivable pursuant to Section 1.3(a) of the First Tier Sale Agreement. The aggregate Purchase Price Credits and Repurchase Prices payable with respect to any day shall be due and payable within two Business Days after such day and shall (i) first be applied as a credit against the Purchase Price for the Receivables to be purchased by Buyer on the date of the payment thereof up to the amount of the cash portion thereof otherwise available to be paid to Finance LLC in cash pursuant to clause (i) or (ii) of Section 1.2(b) and (ii) second, to the extent of the balance thereof, paid by Finance LLC for the account of Buyer and its assigns on such date (but solely from cash payments received by Finance LLC from Originator pursuant to Section 1.3(a) of the First Tier Sale Agreement) by wire transfer of immediately available funds to the Collection Account maintained under the Purchase Agreement.

(b)  On each day on which there is a Special Adjustment Amount payable under the Purchase Agreement, Buyer shall be entitled to a purchase price adjustment credit (each, a “Special Adjustment Credit”) equal to the amount of such Special Adjustment Amount, which shall be due and payable on such day shall (i) first be applied as a credit against the Purchase Price for the Receivables to be purchased by Buyer on the date of the payment thereof up to the amount of the cash portion thereof otherwise available to be paid to Originator in cash pursuant to clause (i) or (ii) of Section 1.2(b), after giving effect to any reductions therein pursuant to Section 1.3(a), and (ii) second, to the extent of the balance thereof, paid in cash by Finance LLC to Buyer on such date (but solely from cash payments received by Finance LLC from Originator pursuant to Section 1.3(b) of the First Tier Sale Agreement).

Section 1.4.  Payments and Computations, Etc. All amounts to be paid or deposited by Buyer to Finance LLC hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Finance LLC as is designated from time to time by Finance LLC or as otherwise directed by Finance LLC. All amounts to be paid by Finance LLC to Buyer hereunder shall be paid in accordance with the terms hereof on the day when due in immediately available funds for the account of Buyer and its assigns to the Collection Account maintained under the Purchase Agreement or as otherwise directed by Buyer with the consent of the Program Agent. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.5.  Transfer of Records.

(a)  In connection with the Purchase of Receivables hereunder, Finance LLC hereby sells, transfers, assigns and otherwise conveys to Buyer all of Finance LLC’s right and title to and interest in the Records (to the extent assignable) relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase.

(b)  Finance LLC shall take such action reasonably requested by Buyer or the Program Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records (to the extent assignable) relating to the Receivables purchased from Finance LLC hereunder.

Section 1.6.  Rights under Lock-Boxes, Blocked Accounts and First Tier Sale Agreement. In consideration of Buyer’s purchase of Receivables hereunder, Finance LLC hereby sells and assigns to Buyer, all of Finance LLC’s rights under, in and to (but none of its obligations under) (a) each Lock-Box and Blocked Account and (b) the First Tier Receivables Sale Agreement (including (i) all payment rights thereunder, (ii) all rights to indemnification or reimbursement or similar rights arising thereunder, (iii) all representations and warranties made by Originator thereunder, and (iv) all UCC financing statements filed pursuant thereto), and all proceeds of thereof. In connection with such sale and assignment, Finance LLC agrees that Buyer and its assigns shall have the right to enforce Finance LLC’s rights and remedies under the First Tier Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of Buyer or its assigns or any of its or their respective Affiliates to perform any of the obligations of Finance LLC under the First Tier Sale Agreement. From and after the occurrence of a Termination Event and during the continuance thereof, Buyer or its assigns shall have the exclusive right to direct the enforcement by Finance LLC of its rights under the First Tier Sale Agreement. Without limiting the generality of the foregoing, Finance LLC shall not consent to the eligibility of Excluded Receivables as Receivables under the First Tier Sale Agreement without the prior consent of Buyer.

Section 1.7.  Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by Finance LLC to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each sale of Receivables hereunder shall constitute a true sale thereof, Finance LLC hereby grants to Buyer a duly perfected security interest in all of Finance LLC’s right, title and interest in, to and under all of the Receivables purchased or intended to be purchased by Buyer hereunder now existing and hereafter arising, all Collections, Related Security and Records with respect thereto, each Lock-Box and Blocked Account and all agreements related thereto, all of Finance LLC’s rights under, in and to the First Tier Receivables Sale Agreement (including (a) all payment rights thereunder, (b) all rights to indemnification arising thereunder, (c) all representations and warranties made by Originator thereunder, and (d) all UCC financing statements filed pursuant thereto), and all proceeds of the foregoing, which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of a Termination Event, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.  Representations and Warranties of Finance LLC. Finance LLC hereby represents and warrants to Buyer that:

(a)  Existence and Power. It is a limited liability company duly formed, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)  Power and Authority; Due Authorization; Execution and Delivery. The execution and delivery by it of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and its use of the proceeds of the Purchases made hereunder, are within its powers and authority and have been duly authorized by all necessary action on its part. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by it.

(c)  No Conflict. The execution and delivery by it of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its limited liability company agreement or certificate of formation, (ii) any law, rule or regulation applicable to it, including the Natural Gas Act, as amended, and the rules and regulations of FERC thereunder, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of it or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)  Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with (except as have been given, made or obtained), any governmental authority or regulatory body (including FERC) is required for the due execution and delivery by it of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder, except for the filing of the financing statements required hereunder, which filings have been duly made. It does not, and will not during the term of this Agreement, engage in the transportation of natural gas in interstate commerce, or the sale in interstate commerce of such gas for resale. No authorization or approval or other action by, and no notice to or filing with FERC is required for the due execution and delivery by Buyer of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)  Actions, Suits. There is no litigation, action, suit or other legal or governmental proceeding pending, or to the best of its knowledge, threatened, against or affecting it, or any of its properties, in equity, or before or by any court, arbitrator or governmental authority relating to the transactions under this Agreement which, in any such case, could reasonably be expected to have a Material Adverse Effect.

(f)  Binding Effect. This Agreement and each other Transaction Document to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)  Accuracy of Information. All written information heretofore furnished by it or any of its Affiliates to Buyer (or its assigns) (i) pursuant to any requirement of this Agreement or any of the other Transaction Documents or (ii) listed or described on Schedule A hereto, is or, when furnished will be, true and accurate in all material respects on the date such information is stated or certified and does not and will not, when furnished, contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, when taken as a whole, not misleading (it being recognized that any projections or forecasts provided to Buyer or its assigns are based on estimates and assumptions believed in good faith by Financing LLC on the date hereof or (if later) the date of delivery to be reasonable as of their date, and that actual results during the periods covered by such projections or forecasts may differ from projected or forecasted results).

(h)  Use of Proceeds. No proceeds of the Purchases hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)  Good Title. Each purchase of Receivables by Finance LLC from Originator pursuant to the First Tier Sale Agreement was made in good faith and without knowledge of any Adverse Claim against the Receivables purchased, except as contemplated by the Transaction Documents. Immediately prior to each purchase hereunder, Finance LLC shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as contemplated by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect Finance LLC’s ownership interest in each Receivable, its Collections and the Related Security with respect thereto.

(j)  Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from it) legal and equitable title to, with the right to sell and encumber each Receivable existing or hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables, the Related Security and the Collections.

(k)  Places of Business etc. Its principal place of business, chief executive office, jurisdiction of formation and the office where it keeps all of its Records are located at the address(es) and in the jurisdictions listed on Exhibit II or such other locations of which Buyer and its assigns has been notified in accordance with Section 4.2(a) and where all action required by Section 4.2(a) has been taken and completed. Its Federal Employer Identification Number and the organizational identification number from its jurisdiction of formation are correctly set forth on Exhibit II. In the past five years, it has not used any company names, trade names or assumed names other than the name in which it has executed this Agreement.

(l)  Material Adverse Effect. Since the date of this Agreement, no event has occurred that would reasonably be expected to have a Material Adverse Effect.

(m)  Ownership of Buyer. Finance LLC owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer, free and clear of any Adverse Claim. Such equity interests are validly issued, fully paid and nonassessable, and there are no outstanding options, warrants or other rights to acquire equity interests or securities of Buyer. Finance LLC has not Subsidiaries other than Buyer.

(n)  Not an Investment Company. It is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(o)  Compliance with Law. It and its Subsidiaries have complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or they may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(p)  Taxes. It and its Subsidiaries have duly filed all tax returns required to be filed by it, and has duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, would have a Material Adverse Effect, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by it or such Subsidiary.

(q)  Payments to Finance LLC, etc. With respect to each Receivable transferred to Finance LLC under the First Tier Sale Agreement, Finance LLC has given reasonably equivalent value to Originator in consideration therefor, and such transfer was not made for or on account of an antecedent debt. No transfer by Originator of any Receivable under the First Tier Sale Agreement is or may be voidable under any section of the Federal Bankruptcy Code or other statutory provisions or common law or equitable action by any Person. No transfer by Finance LLC of any Receivable under this Agreement is or may be voidable under any section of the Federal Bankruptcy Code or other statutory provisions or common law or equitable action by any Person.

(r)  Compliance with Representations. On and as of the date of each Purchase and on and as of each subsequent date any Receivable is purchased by it pursuant to the First Tier Sale Agreement, it hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct on and as of each such date (and after giving effect to all Receivables purchased on each such date) as though made on and as of each such date.

In addition to the representations and warranties set forth above in this Section 2.1, Finance LLC acknowledges and agrees that Buyer and its assigns, as assignees of the First Tier Sale Agreement, have the benefit of the representations and warranties of Originator set forth therein.

ARTICLE III

CONDITIONS OF PURCHASE

Section 3.1.  Condition Precedent to Purchases. Buyer’s obligation to Purchase Receivables on any date shall be subject to the condition precedent that the Amortization Date shall not have occurred.

ARTICLE IV

COVENANTS

Section 4.1.  Affirmative Covenants of Finance LLC. Until the date on which this Agreement terminates in accordance with its terms, Finance LLC hereby covenants, as to itself, as set forth below:

(a)  Financial Reporting. It will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and its assigns):

(i)  Annual Reporting. Within 120 days after the close of each of Finance LLC’s fiscal years, unaudited financial statements (which shall include balance sheets, statements of income and changes in stockholders’ equity and a statement of cash flows) for such fiscal year, all certified by a Responsible Officer of Finance LLC as fairly presenting in all material respects the financial condition, results of operations and cash flows of Finance LLC in accordance with GAAP, subject to the omission of footnote disclosure.

(ii)  Quarterly Reporting. Within 60 days after the close of the first three (3) quarterly periods of each of Finance LLC’s fiscal years, unaudited balance sheets of Finance LLC as at the close of each such period and statements of income and changes in stockholders’ equity and an unaudited statement of cash flows for Finance LLC for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of Finance LLC as fairly presenting in all material respects the financial condition, results of operations and cash flows of Finance LLC in accordance with GAAP, subject to normal year-end adjustments and omission of footnote disclosure.

(b)  Notices. It will notify Buyer (and its assigns) in writing of or, if applicable, provide Buyer (and its assigns) copies of the following:

(i)  Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer or the Program Agent, copies of the same.

(ii)  Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or its ability to perform its obligations under this Agreement as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

(c)  It will notify Buyer in writing of any of the following promptly (and in any case within two Business Days) upon a Responsible Officer’s actual knowledge thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)  Termination Events or Potential Termination Events. Promptly (and in any case within two Business Days) upon a Responsible Officer’s actual knowledge of each Termination Event and each Potential Termination Event, by a statement of one of its Responsible Officers.

(ii)  Judgment and Proceedings. The entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Finance LLC.

(iii)  Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

(iv)  Termination Date. The occurrence of the “Termination Date” under and as defined in the First Tier Sale Agreement.

(d)  Compliance with Laws and Preservation of Existence. It will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, and will obtain and maintain all applicable authorizations or approvals from governmental authorities or regulatory bodies (including FERC), except where the failure to so comply or to obtain or maintain such authorization or approval could not reasonably be expected to have a Material Adverse Effect. It will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

(e)  Audits. It will furnish to Buyer and the Program Agent (as Buyer’s assignee) and their respective representatives at all times, upon reasonable prior notice, reasonable full access during regular business hours to all of its offices and Records (wheresoever located, including any repository used to store any such Records), as appropriate to verify its compliance with this Agreement, and permit Buyer and the Program Agent (as Buyer’s assignee) and their representatives to examine and audit the same, and make photocopies and/or computer tape or other digital media replicas thereof, and it agrees to render to Buyer and the Program Agent (as Buyer’s assignee) and their representatives, at its sole cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Buyer and the Program Agent (as Buyer’s assignee) and their respective representatives shall also have the right to discuss its affairs with its officers and to verify under appropriate procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Receivables and the Related Security. Prior to the occurrence of a Termination Event, the number and frequency of any such audits by the Program Agent (as Buyer’s assignee) shall be limited to such number and frequency as shall be reasonable in the exercise of the Program Agent’s reasonable commercial judgment, but shall in no event exceed one such audit per year. Each such audit shall be at the sole expense of Finance LLC.

(f)  Keeping and Marking of Records and Books.

(i)  It will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). It will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)  It will at all times maintain an account in its master records indicating the aggregate amount of Receivables sold by it to the Buyer hereunder and pledged by the Buyer to the Program Agent under the Purchase Agreement.

(g)  Compliance with Contracts and Credit and Collection Policy. It will not take any action in contravention in any material respect of the Contracts related to the Receivables or the Credit and Collection Policy.

(h)  Performance and Enforcement of First Tier Sale Agreement. It will perform its obligations and undertakings under and pursuant to the First Tier Sale Agreement, will purchase Receivables thereunder in compliance with the terms thereof and will, to the extent necessary in its reasonable business judgment, enforce the rights and remedies accorded to it under the First Tier Sale Agreement, provided, that after the Termination Date or the occurrence and during the continuation of a Termination Event, it shall enforce its rights and remedies under the First Tier Sale Agreement at the direction of Buyer (or its assigns). It will take all actions to perfect and enforce its rights and interests (and the rights and interests of its assigns) under the First Tier Sale Agreement as Buyer (or its assigns) may from time to time reasonably request, including making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in First Tier Sale Agreement.

(i)  Ownership. It will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, and to the Related Security and the Collections with respect to such Receivables, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

(j)  Investors’ Reliance. Finance LLC acknowledges that Buyer and its assigns (including the Investors) are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Finance LLC’s identity as a legal entity that is separate from Originator or any Affiliate thereof (each, an “El Paso Entity”). Therefore, from and after the date of execution and delivery of this Agreement, Finance LLC shall take all reasonable steps, including all steps that Buyer (or its assigns) may from time to time reasonably request, to maintain Finance LLC’s identity as a separate legal entity and to make it manifest to third parties that Finance LLC is an entity with assets and liabilities distinct from those of any El Paso Entity thereof and not just a division of a El Paso Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein,

(i)  Finance LLC shall:

(A)  maintain books and records and bank accounts separate from those of any other Person;

(B)  maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

(C)  comply with all organizational formalities necessary to maintain its separate existence;

(D)  hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

(E)  maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; except that Finance LLC’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Finance LLC from such Affiliate and to indicate that Finance LLC’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person;

(F)  prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law;

(G)  allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

(H)  not enter into any transaction with Affiliates except on an arm’s-length basis and pursuant to written, enforceable agreements;

(I)  conduct business in its own name, and use separate stationery, invoices and checks;

(J)  not commingle its assets or funds with those of any other Person;

(K)  not assume, guarantee or pay the debts or obligations of any other Person;

(L)  correct any known misunderstanding as to its separate identity;

(M)  not permit any Affiliate to guarantee or pay its obligations;

(N)  not make loans or advances to any other person;

(O)  pay its liabilities and expenses out of its own funds;

(P)  maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds;

(Q)  maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require the member of Finance LLC to make additional capital contributions to Finance LLC;

(R)  cause the managers, agents and other representatives of Finance LLC to act at all times with respect to Finance LLC consistently and in furtherance of the foregoing and in the best interests of Finance LLC;

(S)  at all times have an Independent Manager and ensure that all limited liability company actions relating to (x) the selection, maintenance or replacement of the Independent Manager, (y) the dissolution or liquidation of Finance LLC or (z) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Finance LLC, are duly authorized by unanimous consent of Finance LLC’s members and managers, including the Independent Manager; and

(T)  take such other actions as are reasonably necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Andrews Kurth LLP, as counsel for Finance LLC, in connection with the closing of this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times; and

(ii)  Finance LLC shall not:

(A)  guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person;

(B)  engage, directly or indirectly, in any business other than as required or permitted to be performed under this Agreement and the First Tier Sale Agreement;

(C)  incur, create or assume any indebtedness or liabilities other than as expressly permitted under this Agreement and the First Tier Sale Agreement;

(D)  make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person other than as permitted under this Agreement and the First Tier Sale Agreement;

(E)  to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Finance LLC’s business;

(F)  buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(G)  form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity, except, in each case, for Buyer; or

(H)  own any asset or property other than the Receivables and proceeds thereof, and such other property as is contemplated by this Agreement and the First Tier Sale Agreement.

(k)  Collections. In the event any payments relating to Receivables are remitted directly to Finance LLC, Finance LLC will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Blocked Account within two (2) Business Days, and, at all times prior to such remittance, Finance LLC will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Finance LLC will not maintain any accounts or lockboxes, other than its operating account at Mellon Bank, N.A.

(l)  Taxes. It will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP (if any) shall have been set aside on its books or where the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect.

(m)  Insurance. It will maintain in effect, or cause to be maintained in effect, at its own expense, such casualty and liability insurance as it shall deem appropriate in its good faith business judgment. It will pay, or cause to be paid, the premiums therefor. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Finance LLC’s obligations hereunder.

(n)  Payment to Originator. With respect to any Receivable purchased by Finance LLC from Originator, such sale shall be effected under, and in strict compliance with the terms of, the First Tier Sale Agreement, including the terms relating to the method of payment and amount and timing of payments to be made to Originator in respect of the purchase price for such Receivable.

Section 4.2.  Negative Covenants of Finance LLC. Until the date on which this Agreement terminates in accordance with its terms, Finance LLC hereby covenants that:

(a)  Name Change, Offices and Records. It will not (i) change its name, identity or corporate structure (within the meaning of the applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (A) given Buyer (or its assigns) at least forty-five (45) days’ prior written notice thereof and (B) delivered to Buyer (or its assigns) all financing statements, instruments, legal opinions and other documents requested by Buyer (or its assigns) in connection with such change or relocation, or (ii) change its jurisdiction of incorporation (within the meaning of the applicable enactment of the UCC) unless Buyer (and its assigns) shall have received from Finance LLC, prior to such change, (A) those items described in clause (i) hereof, and (B) if Buyer (or its assigns) shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to Finance LLC’s valid existence and good standing and the perfection and priority of Buyer’s ownership or security interest in the Receivables, the Related Security and Collections. In accordance with Section 7.9(b), the provisions of this Agreement shall apply to any successors or assigns.

(b)  Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Blocked Account, unless Buyer (or its assigns) shall have received, at least ten days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Blocked Account or Lock-Box, an executed Blocked Account Agreement with respect to the new Blocked Account or Lock-Box; provided that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Blocked Account.

(c)  Modifications to Contracts and Credit and Collection Policy. It will not, and will not exercise its rights under the First Tier Sale Agreement as to permit Originator to, make any change to the Credit and Collection Policy that could reasonably be expected to materially adversely affect the collectibility of the Receivables (other than Additional Receivables) or the credit quality of any newly created Receivables (other than Additional Receivables).

(d)  Sales, Liens. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Blocked Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and it will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under it.

(e)  Accounting for Purchase. It will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by it to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by it to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

(f)  Termination Date Determination; Modification of Sale Agreement. It will not (i) designate the Termination Date (as defined in the First Tier Receivables Sale Agreement), or (ii) send any written notice to Originator in respect thereof, in each case without the prior written consent of Buyer (or its assigns), except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the First Tier Sale Agreement. It will not amend or otherwise modify or terminate the First Tier Sale Agreement without the written consent of Buyer (or its assigns), except with respect to a termination upon the occurrence of a Termination Date arising pursuant to Section 5.1(d) of the First Tier Sale Agreement.

(g)  Mergers, Acquisitions etc. It will not merge into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than acquisitions of Receivables pursuant to the First Tier Sale Agreement.

ARTICLE V

TERMINATION EVENTS

Section 5.1.  Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

(a)  Finance LLC shall fail (i) to make any payment or deposit required hereunder when due and such failure continues for two Business Days, (ii) to perform or observe any term, covenant or agreement contained in Section 4.1(b), 4.1(c) or 4.1(h)-(j), Section 4.2 (other than as referred to in clause (i) of this subsection (a) or Section 5.1(d)), and such failure shall continue for five consecutive Business Days after the earlier of receipt of written notice thereof from Buyer (or its assignees) or Finance LLC’s Responsible Officer’s or other corporate officer’s actual knowledge thereof or (iii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) or (ii) of this subsection (a) or Section 5.1(d)) and such failure shall continue for twenty consecutive days after the earlier of receipt of written notice thereof from Buyer (or its assignees) or Finance LLC’s Responsible Officer’s or other corporate officer’s actual knowledge thereof.

(b)  Any representation, warranty, certification or statement made by Finance LLC in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been (i) with respect to any representations warranties, certifications or statements which contain a materiality qualifier, incorrect in any respect when made or deemed made and (ii) with respect to any representations, warranties, certifications or statements which do not contain a materiality qualifier, incorrect in any material respect when made or deemed made; provided that a Termination Event shall be deemed not to have occurred under this clause (b) with respect to a breach of a representation or warranty made or deemed made in this Agreement with respect to a Receivable if Finance LLC has accepted reassignment of such Receivable in accordance with and by the date required by Section 1.3(a) of this Agreement or with respect to a breach of a representation or warranty made or deemed made in this Agreement with respect to a Receivable which breach affects only Additional Amounts.

(c)  Failure of Finance LLC to pay any Indebtedness when due, giving effect to any applicable grace periods.

(d)  (i) Finance LLC shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Finance LLC seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and such proceeding is not dismissed within (30) thirty days; or (iii) any such Person shall take any corporate action to authorize any of the actions set forth in clauses (ii) above in this subsection (d).

(e)  A Change of Control shall occur.

(f)  A Material Adverse Effect shall occur.

(g)  One or more judgments, decrees, arbitration or binding mediation award(s) and/or settlement(s) for the payment of money in excess of $100,000 in the aggregate shall be entered against Finance LLC, and either (i) within thirty (30) days from the later of (A) the entry of any such judgment or decree or the date of any such award or settlement (as applicable) and (B) the date any payment is required to be made on or with respect to any such judgment, decree, award or settlement pursuant to the terms thereof, the same shall not have been paid, discharged or vacated, or in the case of a judgment, decree or award, stayed pending appeal, or shall not have been discharged or vacated within thirty (30) days from the entry of a final order of affirmance on appeal or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment, decree, award or settlement.

(h)  (i) The “Termination Date” under and as defined in the First Tier Sale Agreement shall occur, or (ii) Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Finance LLC under the First Tier Sale Agreement.

Section 5.2.  Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Finance LLC; provided that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to Finance LLC under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Finance LLC and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Finance LLC to Buyer (or its assigns). The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement and the other Transaction Documents, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI

INDEMNIFICATION

Section 6.1.  Indemnities by Finance LLC. Without limiting any other rights that Buyer may have hereunder or under the First Tier Sale Agreement or applicable law, Finance LLC hereby agrees to indemnify Buyer and its assigns and the officers, directors, agents and employees of Buyer and its assigns (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer or its assigns of an interest in the Receivables, excluding, however:

(i)  Indemnified Amounts to the extent that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification, it being the intention of Finance LLC to indemnify such Indemnified Party against the consequences of its own negligence;

(ii)  Indemnified Amounts to the extent the same includes losses in respect of Receivables that are solely due to the credit risk of the Obligor and for which reimbursement would constitute recourse to Finance LLC for uncollectible Receivables;

(iii)  taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization; provided, however, that nothing contained in this sentence shall limit the liability of Finance LLC or limit the recourse of Buyer or its assigns to Finance LLC for amounts otherwise specifically provided to be paid by Finance LLC under the terms of this Agreement; or

(iv)  Indemnified Amounts relating to and affecting only Additional Amounts.

Without limiting the generality of the foregoing indemnification (and, in the case of the following clauses (D) through (M), in each case without limiting Finance LLC’s obligations under the following clauses (A), (B) or (C)), Finance LLC shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(A)  any representation or warranty made by or on behalf of Finance LLC (or any officers of any such Person) in this Agreement, any other Transaction Document or any other information or report delivered by such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(B)  the failure by Finance LLC to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Finance LLC to keep or perform any of its obligations, express or implied, with respect to any Contract;

(C)  any failure of Finance LLC to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(D)  any products liability, environmental, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(E)  any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable other than any portion thereof constituting an Additional Amount (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or based on such Obligor being immune from claims on the grounds on sovereign immunity or otherwise immune or not subject to legal action, suit or proceeding), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(F)  the commingling by or on behalf of Finance LLC or any of its Affiliates of Collections of Receivables at any time with other funds;

(G)  any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Finance LLC in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(H)  any Termination Event described in Section 5.1(d)(iii);

(I)  any failure of Finance LLC to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Finance LLC to give reasonably equivalent value to Originator under the First Tier Sale Agreement in consideration of the transfer by Originator of any Receivable, or any attempt by Originator or Finance LLC to void such transfer under statutory provisions or common law or equitable action;

(J)  any failure to vest in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(K)  the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of a Purchase or at any subsequent time;

(L)  any avoidance or attempt by Originator or Finance LLC to void any Purchase hereunder under statutory provisions or common law or equitable action, and

(M)  the failure by Finance LLC or any Affiliate to pay when due any taxes, including sales, excise or personal property taxes.

Section 6.2.  Other Costs and Expenses. Finance LLC shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Finance LLC shall pay to Buyer and its assigns on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents (including any amendments hereto or thereto).

ARTICLE VII

MISCELLANEOUS

Section 7.1.  Waivers and Amendments.

(a)  No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)  No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Finance LLC and Buyer and, to the extent required under the Purchase Agreement, the Program Agent and the Required Committed Investors.

Section 7.2.  Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature page hereto or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3.  Protection of Ownership Interests of Buyer.

(a)  Finance LLC agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the Investor Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at Finance LLC’s sole cost and expense, direct Finance LLC to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b)  If Finance LLC fails to perform any of its obligations hereunder and such failure shall continue for five Business Days after notice from Buyer (or its assigns) of such failure, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer’s (or such assigns’) costs and expenses reasonably incurred in connection therewith shall be payable by Finance LLC as provided in Section 6.2. Finance LLC irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(es)-in-fact, to act on its behalf (i) to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

Section 7.4.  Confidentiality.

(a)  Finance LLC agrees to be bound by the provisions of Section 7.4(a) of the First Tier Sale Agreement with respect to any information delivered or made available by Buyer (or its assigns) to it, as though references therein to “Originator” and “Buyer” instead referred to Finance LLC and to Buyer hereunder, respectively.

(b)  Buyer agrees to be bound by the provisions of Section 7.4(b) of the First Tier Sale Agreement with respect to any information delivered or made available by Finance LLC to it, as though references therein to “Buyer” and “Originator” instead referred to Buyer hereunder and to Finance LLC, respectively.

(c)  Notwithstanding the foregoing, Finance LLC and Buyer (and its assigns) may disclose to any and all other Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure.

Section 7.5.  Bankruptcy Petition.

(a)  Finance LLC and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of each Conduit Investor, it will not institute against, or join any other Person in instituting against, such Conduit Investor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b)  Finance LLC hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Capital, Yield and all other amounts due to the Program Agent, any Managing Agent or any Investor under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(c)  Buyer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Capital, Yield and all other amounts due to the Program Agent, any Managing Agent or any Investor under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Finance LLC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6.  CHOICE OF LAW. THE SALE, TRANSFER AND CONVEYANCE OF RECEIVABLES, TOGETHER WITH RELATED SECURITY AND COLLECTIONS, UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), AND OTHERWISE THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

Section 7.7.  CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS (A) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS SPECIFIED PURSUANT TO SECTION 7.2 OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND (E) WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS ANY SPECIAL, INDIRECT, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Section 7.8.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY FINANCE LLC PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.9.  Integration; Binding Effect; Survival of Terms.

(a)  This Agreement and any other document executed in connection herewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

(b)  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Finance LLC pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.10.  Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CIG FINANCE COMPANY, L.L.C.
By:	/s/John J. Hopper
Name: John J. Hopper
Title: Vice President
Address: CIG Finance Company, L.L.C.
1001 Louisiana Street
Houston, Texas 77002
Attention: Treasurer

CIG FUNDING COMPANY, L.L.C.
By CIG Finance Company, L.L.C., its Manager
By:	/s/John J. Hopper
Name: John J. Hopper
Title: Vice President
Address: CIG Funding Company, L.L.C.
1001 Louisiana Street
Houston, Texas 77002
Attention: Treasurer

[Signature Page to Second Tier Receivables Sale Agreement]

EXHIBIT I TO
SECOND TIER RECEIVABLES SALE AGREEMENT

DEFINITIONS

As used in this Agreement and the Exhibits, Schedules and Annexes hereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in this Agreement, or in any Exhibit, Schedule or Annex hereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement or to the First Tier Sale Agreement.

“Agreement” means this Second Tier Receivables Sale Agreement, dated as of November 3, 2006, between Finance LLC and Buyer, as the same may be amended, restated or otherwise modified.

“Buyer” has the meaning set forth in the preamble.

“Change of Control” means Originator’s failure to own, directly, 100% of the issued and outstanding member interests of Finance LLC or Finance LLC’s failure to own, directly, 100% of the issued and outstanding member interests of Buyer.

“Default Fee” means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2.0% per annum.

“Discount Factor” means a percentage (initially 0.59%) calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Finance LLC and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Monthly Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of a Purchase which occurred during any Monthly Period ending prior to the Monthly Period during which Finance LLC and Buyer agree to make such change.

“El Paso Entity” has the meaning set forth in Section 4.1(j).

“First Tier Sale Agreement” has the meaning set forth in the Preliminary Statements.

“Independent Manager” means a manager of Finance LLC who satisfies the requirements for an “Independent Manager” as set forth in Finance LLC’s limited liability company agreement as in effect on the date of this Agreement.

“Initial Purchase Date” has the meaning set forth in Section 1.1(a).

“Investor Interests” has the meaning set forth in the Preliminary Statements.

“Junior Interest” has the meaning set forth in the Preliminary Statements.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition of Finance LLC or Buyer, (ii) the ability of Finance LLC or Buyer to perform its obligations under this Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the interest or Buyer or its assigns in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Original Balance” means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

“Originator” has the meaning set forth in the Preliminary Statements.

“Finance LLC” has the meaning set forth in the preamble.

“Potential Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

“Program Agent” has the meaning set forth in the Preliminary Statements.

“Purchase” means a purchase under this Agreement by Buyer from Finance LLC of the Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith as described in Section 1.1.

“Purchase Agreement” has the meaning set forth in the Preliminary Statements.

“Purchase Price” means, with respect to any Purchase from Finance LLC on any date, the aggregate price to be paid to Finance LLC for such Purchase in accordance with Section 1.2 for the Receivables, Related Security and Collections being sold to Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits, Repurchase Prices and Special Adjustment Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3.

“Purchase Price Credit” has the meaning set forth in Section 1.3(a).

“Receivable” means (i) the indebtedness and other obligations owed to Finance LLC (prior to giving effect to any transfer or conveyance under this Agreement) or Buyer (after giving effect to the transfers and conveyances under this Agreement), including any indebtedness, obligation or interest constituting an account or payment intangible, to the extent such indebtedness and other obligations arise in connection with reservation charges for the daily transportation or storage of natural gas by Originator and without regard to whether the applicable Obligor shall have been invoiced therefor and (ii) the Additional Amounts, and includes the obligation to pay any Finance Charges with respect thereto; provided that the term “Receivable” shall not include any such indebtedness or obligations that, (A) prior to such indebtedness or obligations being transferred and conveyed to Finance LLC under the First Tier Sale Agreement, were owed to Originator by any of its Affiliates from time to time or (B) prior to such indebtedness or obligations being transferred and conveyed to Buyer hereunder, Originator shall have notified Finance LLC and the Program Agent in writing are not Eligible Receivables, or (C) is an Excluded Receivable (as defined in the First Tier Sale Agreement). Indebtedness and other rights and obligations arising from any one transaction, including indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Finance LLC treats such indebtedness, rights or obligations as a separate payment obligation.

“Records” means, with respect to any Receivable,

(i) all Contracts; and

(ii) (in each case solely to the extent of the rights therein (if any) of Originator, Seller or Finance LLC, as applicable) all other documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Related Security” means, with respect to any Receivable:

(i)  all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(ii)  all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iii)  all Records related to such Receivable,

(iv)  all of Finance LLC’s right, title and interest in, to and under the First Tier Sale Agreement, and

(v)  all proceeds of any of the foregoing.

“Repurchase Price” has the meaning set forth in Section 1.3(a).

“Special Adjustment Credit” has the meaning set forth in Section 1.3(b).

“Termination Date” means the earliest to occur of (i) the Amortization Date under the Purchase Agreement, (ii) the “Termination Date” under, and as defined in, the First Tier Sale Agreement, (iii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), and (iv) the Business Day specified in a written notice from Buyer to Finance LLC following the occurrence and during the continuance of any other Termination Event.

“Termination Event” has the meaning set forth in Section 5.1.

“Transferee” has the meaning set forth in Section 7.4.

Additionally, unless otherwise specified herein:

(a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

(b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified or replaced (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Transaction Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in this Agreement shall be construed to refer to this Agreement in its entirety and not to any particular provision thereof, (iv) all references in this Agreement to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.